                              REINSURANCE AGREEMENT
                               SPECIFICATIONS PAGE

CEDING COMPANY:             STATE MUTUAL LIFE ASSURANCE COMPANY
                            Worcester, Massachusetts     855

COLOGNE:                    COLOGNE LIFE REINSURANCE COMPANY
                            Stamford, Connecticut

EFFECTIVE DATE:             Exceptional Life Issues of August 1, 1983 or later.

TYPE OF BUSINESS:           Facultative Only.

BINDING:                    Subject agreement with COLOGNE underwriters.

REPORTING:                  Monthly Bulk listing in advance.

PLAN OF REINSURANCE:        Risk-Premium.

PREMIUMS:                   See Exhibit C.

LIMIT PER LIFE:             No limit.

JUMBO LIMIT:                Not applicable.

MINIMUM CASE:               See Exhibit D.

RECAPTURE:                  After 10 policy years.


IN WITNESS OF THE AGREEMENT which is detailed in the attached General Provisions, Special Provisions and Exhibits, the PARTIES have had their respective officers execute it in duplicate below.


                                            STATE MUTUAL LIFE ASSURANCE COMPANY

Attest: /s/ Robert P. Mills, Jr.            By: /s/
        ------------------------------          --------------------------------

Title: Assistant Vice President             Title: Vice President and Actuary
        & Associate Actuary                        -----------------------------
       -------------------------------

                                            COLOGNE LIFE REINSURANCE COMPANY

Attest:  /s/                                By:     /s/
        ------------------------------          --------------------------------

Title:                                      Title:  (illegible)
       -------------------------------             -----------------------------


THIS OFFER, IF NOT ACCEPTED, WILL EXPIRE ON: 06/12/84

                                    CONTENTS

                                                                            PAGE
                                                                            ----
Specifications Page                                                         1

Contents                                                                    2

General Provisions
         Parties to the Agreement                                           3

         Benefits to the Ceding Company
                  Reinsurance Coverage                                      3
                  Effect of Policy Changes                                  3
                  Effect of Reinstatement                                   4
                  Changes in Retention and Recapture                        4
                  Settlement of Claims                                      5
                  Premium Tax Credits                                       6
                  Insolvency                                                6

         Conditions of the Reinsurance Coverage
                  Company Data                                              7
                  Oversights                                                7
                  Inspection of Records                                     7
                  Payment of Premiums                                       7
                  Arbitration                                               7
                  Duration of Agreement                                     7

Special Provisions
         Basis of Reinsurance                                               8
         Mode of Reinsurance                                                8
         Plan of Reinsurance                                                9
         Premium Accounting                                                 9

Exhibits
         Ceding Company Retention Limits at Inception                       A
         Cession Form                                                       B
         Reinsurance Premiums                                               C
         Reinsurance Benefit Amounts                                        D

                               GENERAL PROVISIONS

PARTIES TO THE AGREEMENT: Ceding Company and Cologne.

The Agreement is solely between the Ceding Company and Cologne. The acceptance of risks under this Agreement shall create no right or legal relation whatever between Cologne and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company.

BENEFITS TO THE CEDING COMPANY:

REINSURANCE COVERAGE. The liability of Cologne under the Agreement shall follow the conditions of liability of the Ceding Company under the policy or contract reinsured and shall be subject to those conditions to the extent of the reinsurance effected.

The liability of Cologne shall begin and end with the liability of the Ceding Company; however, Cologne's liability shall be subject in the case of facultative reinsurance to explicit acceptance of the risk by Cologne. Reinsurance shall be inforce and binding on Cologne as long as the issuance of insurance by the Ceding Company constituted the doing of business in a jurisdiction in which the Ceding Company was properly licensed and the reinsurance premiums continue to be paid when due while the insurance remains in force.

EFFECT OF POLICY CHANGES. Whenever a change is made in the status, plan, amount or other material feature of the policy issued by the Ceding Company to the Insured, Cologne shall, upon notification of the change, provide appropriately adjusted reinsurance coverage.

If the amount of insurance is reduced, the amount of reinsurance shall be reduced proportionately and any unearned premiums associated with the reduction returned to the Ceding Company.

If the amount of insurance is increased, the Ceding Company will have the increase considered as new reinsurance under this Agreement.

If the original policy lapses and extended term insurance or reduced paid-up insurance is granted under the terms of the policy, Cologne shall be obligated to honor the adjusted amount of reinsurance and to accept appropriately adjusted reinsurance premiums calculated in the same manner as on the original case. However, Cologne shall not be obliged to provide coverage for extended term insurance on policies issued at substandard rating greater than 150% of standard or the equivalent in flat extra premium unless Cologne specifically agrees in advance to do so.

See Exhibit D for more details regarding policy changes.

EFFECT OF RESTATEMENT. If a reinsured policy which has lapsed for non-payment of premium is reinstated in accordance with its terms and with Ceding Company rules, Cologne shall be obligated, upon notification of policy reinstatement to reinstate the pre-existing reinsurance coverage. Upon reinstatement of the reinsurance coverage, the Ceding Company shall pay the reinsurance premiums in arrears with interest at the same rate as the Ceding Company receives under its policy.

CHANGES IN RETENTION AND RECAPTURE. Whenever the Ceding Company changes its limits of retention, it shall promptly inform Cologne and Cologne shall be obliged to accept the notice and make it part of this Agreement. At the effective date of this Agreement, the retention limits of the Ceding Company are as shown in Exhibit A. If the Ceding Company increases its retention limits, it shall have the option of applying the increase in retention limits to existing reinsurance and reducing the reinsurance inforce in accordance with the following rules.

     (a) The Ceding Company shall give Cologne written notice of its intention to apply the new limits of retention to existing business.

     (b) The reduction in reinsurance shall be made on the next anniversary of each case affected. However, no reduction shall be made until a case has been in force for the minimum period necessary to qualify for recapture, which is given on the Specifications Page of this Agreement.

     (c) No reduction shall be made in the reinsurance on any life unless the Ceding Company retained its maximum retention limit for the plan, age and mortality ratings at the time the policy was issued. If any reinsurance is recaptured following a retention increase, all reinsurance which is subject to recapture under these provisions must be similarly recaptured. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

In the event the Ceding Company overlooks any reductions or cancellations of reinsurance which should be made on account of an increase in its retention limits, the acceptance by Cologne of reinsurance premiums after the effective dates of the reductions or cancellations shall not constitute or determine a liability on the part of Cologne for such reinsurance, and Cologne shall be liable only for a credit of the premiums so received, without interest.

SETTLEMENT OF CLAIMS. Cologne's liability to the Ceding Company for reinsurance benefits shall follow the Ceding Company's liability for such benefits under the terms of its policies. However, Cologne shall pay death claims in one lump sum regardless of the mode of settlement provided in the policy, and Cologne may pay disability waiver of premium claims in one payment per year regardless of the mode of premium payment specified in the policy.

Whenever a claim is made under a policy of the Ceding Company, Cologne shall consider the claim to be for the amount of reinsurance on the risk. Cologne shall abide the issue as it is settled by the Ceding Company and shall pay the amount of reinsurance in effect when the Ceding Company settles with the claimant, including any required interest from date of death to date of payment, subject only to the limitations set forth in paragraphs 1 through 3 below:

1. In every case of loss, copies of proofs obtained by the Ceding Company shall be taken as sufficient. Both copies of proofs of loss and a statement showing the amount paid on the claim by the Ceding Company shall be furnished to Cologne before or with a request for payment of Cologne's share.

2. The Ceding Company shall consult with Cologne before making admission of liability for a claim on any case where Cologne carries at least 50% of the risk.

3. Any suit or claim may be contested or compromised by the Ceding Company. Cologne may choose not to participate in contesting a claim, and if it so chooses, it shall pay the full amount of the reinsurance at once. If Cologne joins the Ceding Company in a contest or compromise, which results in a reduced claim settlements, then the Ceding Company and Cologne shall participate in proportion to their respective net liabilities before the reduction. If Cologne has given written consent to participate in defending or investigating a claim or in taking up or rescinding a policy reinsured under this Agreement, any unusual expenses incurred by the Ceding Company (aside from routine investigations and other incidental claims settlement expenses) shall be shared in the same proportion.

In the event of an increase or decrease in the amount of the Ceding Company's insurance on any policy reinsured hereunder because of a misstatement of age or sex which is established after the death of the Insured, the Ceding Company and Cologne shall share in the change in amount in proportion to their risk and the reinsurance premium for the policy year of death shall be recalculated on the basis of the adjusted face amount using premiums and reserves at the correct age and sex, and the adjustment for the difference in reinsurance premiums shall be made without interest.

PREMIUM TAX CREDITS. Cologne shall reimburse the Ceding Company for premium taxes on reinsurance premiums to the extent that Cologne is not itself required to pay the taxes directly.

INSOLVENCY. In the event of insolvency of the Ceding Company, all payments normally made to it by Cologne shall be payable directly to the liquidator, receiver or statutory successor of the Ceding Company on the basis of the liability of the Ceding Company under the contract or contracts reinsured without diminution because of insolvency of the Ceding Company.

In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor shall give Cologne written notice of the pendency of a claim on a policy reinsured within a reasonable time after the claim is filed in the solvency proceeding. During the pendency of the claim Cologne may investigate the claim, and in a proceeding where the claim is to be adjudicated, Cologne may, at Cologne's own expense, interpose in the name of the Ceding Company (its liquidator, receiver or statutory successor) any defense or defenses which Cologne may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

The expense thus incurred by Cologne shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by Cologne. Where two or more reinsurers participate in the same claim and a majority in interest elect to interpose a defense to the claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreements as though the expense had been incurred by the Ceding Company.

CONDITIONS OF THE REINSURANCE COVERAGE:

COMPANY DATA. The Ceding Company agrees to keep Cologne informed of the identity and terms of its policies, riders and contracts reinsured under this Agreement by furnishing Cologne with copies of its application forms, policy forms, supplementary agreements, rate books, plan codes and other materials relevant to the coverages reinsured.

OVERSIGHTS. Errors and omissions of an accidental or unintentional nature shall be corrected and both parties shall be restored to the positions they would have occupied had no such errors or omissions occurred.

INSPECTION OF RECORDS. Cologne shall have the right at any reasonable time to inspect, at the office of the Ceding Company, all books and documents relating to any reinsurance under this Agreement.

PAYMENT OF PREMIUMS. In the event of non-payment of any reinsurance premiums when due, Cologne's liability shall continue. However, Cologne shall have the right to terminate reinsurance coverage for inforce business, but only after it has given three months' notice in writing of its intention to terminate coverage and only if reinsurance premiums remain unpaid.

ARBITRATION. All disputes and differences between the two contracting parties on which an amicable understanding cannot be reached shall be decided by arbitration at the Home Office of the Ceding Company. The following procedure shall apply.

1. There shall be three arbitrators who must be officers of life insurance companies other than the parties to this Agreement. One of the arbitrators is to be appointed by the Ceding Company, the second by Cologne and the third is to be selected by the these two arbitrators before the start of arbitration. Should one of the parties decline to appoint an arbitrator or should the two arbitrators be unable to agree upon the choice of a third, the appointment shall be left to the chief executive officer of the American Council of Life Insurance or its successor organization.

2. The arbitrators shall not be required to observe formal rules of procedure and evidence, and shall view this Agreement from the standpoint of equity and practical business ethics rather than from that of strict law. They shall decide by majority vote. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless the arbitrators decide otherwise.

DURATION OF AGREEMENT. This Agreement shall have the effective date shown on the Specifications Page and shall be unlimited in duration. It may be terminated at any time, insofar as it pertains to the handling of subsequent new business, by either party given three months' notice of termination in writing. Cologne shall continue to accept new business during the three month period and shall continue to be liable on all inforce reinsurance granted under this Agreement until the termination or expiry of the insurance reinsured.

                               SPECIAL PROVISIONS
                                   FACULTATIVE


BASIS OF REINSURANCE. The Ceding Company may request facultative consideration of any risk by sending Cologne a Reinsurance Application form as shown in Exhibit B showing details of the risk together with any medical examination reports, electrocardiograms, inspection reports and other information which the Ceding Company has pertaining to the insurability of the risk. Cologne shall give the Reinsurance Application immediate consideration and shall promptly notify the Ceding Company of its decision.

If Cologne accepts the risk and the Ceding Company accepts and acts in accordance with Cologne's decision, Cologne shall become liable for its share of the risk, its liability commencing with that of the Ceding Company.

Unless specifically agreed to the contrary, Cologne shall hold its file on a pending case open for 120 days, after which time Cologne shall, in the absence of notification of case status, routinely close its file.

MODE OF CEDING - BULK LISTING. As soon as possible after a reinsured policy is placed in force, the Ceding Company shall send Cologne a New Business and Inforce Bulk listing for amounts up to and including $1,000,000 and a similar list for amounts greater than $1,000,000. All the different types of monthly reports will use this $1,000,000 differentiation.

                               SPECIAL PROVISIONS
                                  RISK PREMIUM


PLAN OF REINSURANCE. Unless otherwise agreed, Life reinsurance shall be on the Risk Premium basis at the premium rates shown in Exhibit C to provide the reinsurance benefits described in Exhibit D.

Supplementary policy benefits covering Accidental Death, Disability Waiver of Premium, and Payor Death or Disability may be reinsured on the basis described in Exhibit C.

PREMIUM ACCOUNTING - MONTHLY BILLING. Reinsurance premiums shall be paid by the Ceding Company to Cologne monthly in advance for each case reinsured.

Each month the Ceding Company shall send Cologne a statement showing reinsurance premiums falling due within that month, together with a remittance for the premiums due Cologne and a list of adjustments made necessary by changes in reinsurance during the month.

                                    EXHIBIT A

                Maximum Limits of Retention of the America Group
                      (For All Plans at Ages Where Issued)


                            INDIVIDUAL LIFE INSURANCE

                             STANDARD RISKS,
                             SPECIAL CLASSES            SPECIAL CLASSES            SPECIAL CLASSES
                            A, B, C, & D AND             E, F, & H AND              J, L, & P AND
                             FLAT EXTRAS OF             FLAT EXTRAS OF             FLAT EXTRAS OF
      AGES               $10.00 OR LESS (a) (b)       $10.01 - $20.00 (c)          $20.01 AND OVER
      ----               ----------------------       -------------------          ---------------
        0                    $    400,000                  $ 200,000                  $ 100,000
      1 - 17                      800,000                    600,000                    200,000
     18 - 60                    1,000,000                    700,000                    400,000
     61 - 70                      700,000                    500,000                    200,000
     71 - 75                      300,000                    200,000                    100,000
     76 - 80                      200,000                    100,000                     50,000

     (a) Youth Insurance Builder retention limit in terms of Ultimate Sum Unsured - available for standard risks only.

     (b)  Spouse's Insurance Rider not available above Class D.

     (c)  Term policies and riders not available above Class H.

Notes:    (1)  The above maximum limits are also the maximums on any one life for all plans combined, including the initial commuted value of Family Income Riders and the total extra liability for Supplemental Level Term and Payor Riders.

          (2) There are conditions where the retention may be limited, such as in aviation, Armed Forces personnel, certain avocations and medical classifications.

                                CORONARY HISTORY

                      Combined Table and Flat Extra Rating

                               AGES                           RETENTION
                               ----                           ---------
                           60 and Under                       $ 250,000
                             61 - 70                            100,000
                             71 - 80                             50,000

                                CIVILIAN AVIATION

       PASSENGERS                            UNDERWRITING ACTION                        RETENTION
       ----------                            -------------------                        ---------
Company Owned Planes
   To 200 hours annually                           Standard                            $ 1,000,000
   Over 200 hours annually                 Individual Consideration*                       500,000

Charter Flying
   To 100 hours annually                           Standard                            $   500,000
   Over 100 hours annually                 Individual Consideration                        300,000

Private Business or Pleasure
   To 100 hours annually                           Standard                            $   500,000
   Over 100 hours annually                 Individual Consideration                        300,000

Pilots and Crew Members                                                                $   300,000

* Required complete details of type of planes and equipment, flying terrain and qualification of pilots.

                      DISABILITY WAIVER OF PREMIUM BENEFIT

                 Amount corresponding to life insurance retained

                            ACCIDENTAL DEATH BENEFITS

                                 AGES          RETENTION
                                 ----          ---------
                                 5 - 15        $  25,000
                                16 - 19           50,000
                                20 - 29          100,000
                                30 - 65          200,000

                           REINSURANCE CESSIONS FORMS


                                 Omitted 2 Pages

                                    EXHIBIT C

                              REINSURANCE PREMIUMS

LIFE. For amounts up to and including $2,000,000 the annual reinsurance premiums for the life risk including riders shall be based on 75% of the cost of the mortality rates attached in all years for the insured's attained age and table rating, if any. In the event that a risk is accepted and ceded with a flat extra premium, such premiums shall be at the percentages specified below, multiplied by the face reinsurance:

            TYPE OF FLAT EXTRA PREMIUM                  FIRST YEAR             RENEWAL
            --------------------------                  ----------             -------
    Temporary flat extra payable 1 - 5 years                90%                  90%
    Permanent flat extra payable 6 or more years            25%                  90%

SUPPLEMENTAL COVERAGES. Annual reinsurance premiums for Guaranteed Insurability Options, Payor Benefits, Disability Waiver of Premium Benefits and Accidental Death Benefits (ADB, etc., participation limits $250,000) shall be based on 25% of the annual premiums of the CEDING COMPANY in the first policy year and 90% of those premiums in renewal years. Other insured riders will receive the same rates as the base policy.

PRELIMINARY OR SHORT TERM. Preliminary Term or Short Term coverage shall be reinsured on the basis specified on the face page of the applicable rate scale; or if no basis is specified, at 90% of the premium of the CEDING COMPANY.

RATE GUARANTEE. While Cologne anticipates continuing to accept premiums on the basis of the attached rates, Cologne can only guarantee that the life reinsurance premium rates payable under this Agreement shall not exceed the one-year term net premium computed on the 1958 CSO Mortality Table using 3% interest and continuous functions.

EXCESSES. Excess amounts over $2,000,000 will be covered by the Facultative YRT reinsurance agreement between the CEDING COMPANY and Cologne dated April 15, 1983.

EXCHANGES. Exchanges from policies reinsured by Cologne to Exceptional Life will be reinsured under this reinsurance agreement using point-in-scale mortality rates. When more than one such policies are being exchanged for a single Exceptional Life policy, the point-in-scale rates will be based on the most recent policy under which the CEDING COMPANY underwrote the insured.

                           SMA LIFE ASSURANCE COMPANY

              COST OF INSURANCE - SELECT AND ULTIMATE YEARLY RATES


                                Omitted 21 Pages

                                    EXHIBIT D

                           REINSURANCE BENEFIT AMOUNTS

1. In the year of issue the net amount at risk is defined to be the amount of insurance reinsured. In all subsequent policy years, the net amount at risk is defined to be the amount of insurance reinsured less the accumulated policy value on the entire policy at the end of the prior year.

2. FIFO (First In, First Out) will be used for processing reductions and recapturers. Off-anniversary terminations, including deaths, will have pro-rata reinsurance premium adjustments but not any insurance amount adjustments. Terminations on the anniversary will not have any reinsurance premium or insurance amount adjustments.

3. Minimums size life case will be $25,000. Minimum size ADB case will be $10,000.

4. Reinsurance on a life or ADB case will be automatically cancelled when the case drops below $10,000.

5. The reinsurance will be non-experience rated and there will be no production bonus.

         ADDENDUM #1 TO TREATY DATED August 1, 1983 WITH COLOGNE LIFE RE


CEDING COMPANY:                     State Mutual Life Assurance Company
                                    Worcester, Massachusetts   #855

EFFECTIVE DATE:                     Exceptional Retirement Life Issues dated
                                    May 14, 1984 and later

TYPE OF BUSINESS:                   Facultative Only.

PERCENTAGE OF PREMIUMS TO COLOGNE:

                         POLICY YEAR     NON SMOKER     SMOKER
                         -----------     ----------     ------
                            1               83%           83%
                            2+              83%           83%

STANDARD PREMIUMS:                  Based on current mortality costs attached.
                                    Please see attached Exhibit C.

SUBSTANDARD RATINGS:                Premium appropriately increased.

PLAN OF REINSURANCE:                Yearly Renewal Term.

REINSURANCE BENEFITS AMOUNT:        Please see attached Exhibit A.

PREMIUM TAXES:  Reimbursed to extent COLOGNE not required to pay directly.

LIMIT PER LIFE: See Exhibit C.

RECAPTURE:      After 10 policy years.

REPORTING:      Monthly bulk listings in advance.

EXCHANGES:      Exchanges from policies reinsured by Cologne to Exceptional
                Retirement Lifewill be reinsured under this reinsurance agreement using point-in-scale mortality rates. When more than one such policies are being exchanged for a single Exceptional
                Retirement Life policy, the point-in scale rates will be based on the most recent policy under which the Ceding Company underwrite the insured.

OTHER CONDITIONS:  As in basic treaty and other applicable addenda.

                                            Acceptable and Agreed:
COLOGNE LIFE REINSURANCE COMPANY            STATE MUTUAL LIFE ASSURANCE COMPANY

/s/ Gerald L. Vincent
-----------------------------------
Gerald L. Vincent                                 /s/ Robert P. Mills, Jr.
Senior Vice President, Underwriting               ---------------------------
                                           Title: Assistant Vice President &
                                                  ---------------------------
                                                  Associate Actuary
                                                  ---------------------------
Date:      October 12, 1984                Date:  November 13, 1984
      -----------------------------               ---------------------------

THIS OFFER, IF NOT ACCEPTED, WILL EXPIRE ON: January 11, 1985
MBG/jlt

                                    EXHIBIT A

                           REINSURANCE BENEFIT AMOUNTS

1. In the year of issue the net amount at risk is defined to be the amount of insurance reinsured. In all subsequent policy years, the net amount at risk is defined to be the amount of insurance reinsured less the accumulated policy value on the entire policy at the end of the prior year.

2. FIFO (First In, First Out) will be used for processing reductions and recaptures. Off-anniversary terminations, including deaths, will have pro-rata reinsurance premium adjustments but not any insurance amount adjustments. Termination on the anniversary will not have any reinsurance premium or insurance amount adjustments.

3. Minimum size life case will be $25,000. Minimum size ADB case will be $10,000.

4. Reinsurance on a life or ADB case will be automatically cancelled when the case drops below $10,000.

5. The reinsurance will be non-experience rated and there will be no production bonus.

                                    EXHIBIT C

                              REINSURANCE PREMIUMS

LIFE. Annual reinsurance premiums for amounts up to and including $2,000,000 for the life risk including reinsured mortality rates attached for the insured's attained age and table rating, if any. In the event that a risk is accepted and ceded with a flat extra premium, such premiums shall be at the percentages specified below, multiplied by the face reinsurance:

                  TYPE OF FLAT EXTRA PREMIUM                    FIRST YEAR         RENEWAL
                  --------------------------                    ----------         -------
             Temporary flat extra payable 1 - 5 years              90%               90%
           Permanent flat extra payable 6 or more years            25%               90%

SUPPLEMENTAL COVERAGE. Annual reinsurance premiums for Guaranteed Insurability Options, Payor Benefits, Disability Waiver of Premium Benefits and Accidental Death Benefits (ADB, etc., participation limits $250,000) shall be based on 25% of the annual premiums of the CEDING COMPANY in the first policy year and 90% of those premiums in renewal years. Other insured riders will receive the same rates as the base policy.

PRELIMINARY OR SHORT TERM. Preliminary Term or Short Term coverage shall be reinsured on the basis specified on the face page of the applicable rate scale; or, if no basis is specified, at 90% of the premium of the CEDING COMPANY.

RATE GUARANTEE. While Cologne anticipates continuing to accept premiums on the basis of the attached rates, Cologne can only guarantee that the life reinsurance premium rates payable under this Agreement shall not exceed the one-year term net premiums computed on the 1958 CSO Mortality Table using 3% interest and continuous functions.

EXCESSES. Excess amounts over $2,000,000 will be covered by the Facultative YRT reinsurance agreement between the CEDING COMPANY and Cologne dated April 15, 1983.

EXCHANGES. Exchanges from policies reinsured by Cologne to Exceptional Life will be reinsured under this reinsurance agreement using point-in-scale mortality rates. When more than one such policies are being exchanged for a single Exceptional Life policy, the point-in-scale rates will be based on the most recent policy under which the CEDING COMPANY underwrote the insured.

INCREASE IN AMOUNTS. For any increase in benefit amounts for which the Ceding Company has obtained full evidence on insurability, the premiums mentioned above will apply at the attained age of the increase.

         ADDENDUM #2 TO TREATY DATED August 1, 1983 WITH COLOGNE LIFE RE


CEDING COMPANY:     State Mutual Life Assurance Company
                    Worcester, Massachusetts      #855

EFFECTIVE DATE:     Non-Pension Exceptional Life Issues dated September 1, 1984 and later.

TYPE OF BUSINESS:   Facultative Only.

PERCENTAGE OF PREMIUMS TO COLOGNE:

                       POLICY YEAR        NON SMOKER       SMOKER
                       -----------        ----------       ------
                            1                 88%           88%
                            2+                88%           88%

STANDARD PREMIUMS:   Based on current mortality costs attached.
                     Please see attached Exhibit C.

SUBSTANDARD RATINGS: Premium appropriately increased.

PLAN OF REINSURANCE: Yearly Renewal Term.

REINSURANCE BENEFITS AMOUNTS: Please see attached Exhibit A.

PREMIUM TAXES:       Reimbursed to extent COLOGNE not required to pay directly.

LIMIT PER LIFE:      See Exhibit C.

RECAPTURE:           After 10 policy years.

REPORTING:           Monthly bulk listings in advance.

EXCHANGES:           Exchanges from policies reinsured by Cologne to Exceptional
                     Life will be reinsured under this reinsurance agreement using point-in-scale mortality rates. When more than one such policies are being exchanged for a single Exceptional
                     Life policy, the point-in scale rates will be based on the most recent policy under which the Ceding Company underwrite the insured.

OTHER CONDITIONS:      As in basic treaty and other applicable addenda.


                                           Acceptable and Agreed:
COLOGNE LIFE REINSURANCE COMPANY           STATE MUTUAL LIFE ASSURANCE COMPANY

/s/ Gerald L. Vincent
--------------------------------
Gerald L. Vincent                                 /s/ Robert P. Mills, Jr.
Senior Vice President, Underwriting               ---------------------------
                                           Title: Assistant Vice President &
                                                  ---------------------------
                                                  Associate Actuary
                                                  ---------------------------
Date:      October 12, 1984                Date:  November 13, 1984
      -----------------------------              ----------------------------

THIS OFFER, IF NOT ACCEPTED, WILL EXPIRE ON: January 11, 1985
MBG/jlt

                                    EXHIBIT A

                           REINSURANCE BENEFIT AMOUNTS


1. In the year of issue the net amount at risk is defined to be the amount of insurance reinsured. In all subsequent policy years, the net amount at risk is defined to be the amount of insurance reinsured less the accumulated policy value on the entire policy at the end of the prior year.

2. FIFO (First In, First Out) will be used for processing reductions and recaptures. Off-anniversary terminations, including deaths, will have pro-rata reinsurance premium adjustments but not any insurance amount adjustments. Termination on the anniversary will not have any reinsurance premium or insurance amount adjustments.

3. Minimum size life case will be $25,000. Minimum size ADB case will be $10,000.

4. Reinsurance on a life or ADB case will be automatically cancelled when the case drops below $10,000.

5. The reinsurance will be non-experience rated and there will be no production bonus.

                                    EXHIBIT C

                              REINSURANCE PREMIUMS

LIFE. Annual reinsurance premiums for amounts up to and including $2,000,000 for the life risk including reinsured mortality rates attached for the insured's attained age and table rating, if any. In the event that a risk is accepted and ceded with a flat extra premium, such premiums shall be at the percentages specified below, multiplied by the face reinsurance:

                  TYPE OF FLAT EXTRA PREMIUM                 FIRST YEAR          RENEWAL
                  --------------------------                 ----------          -------
             Temporary flat extra payable 1 - 5 years           90%                90%
           Permanent flat extra payable 6 or more years         25%                90%

SUPPLEMENTAL COVERAGES. Annual reinsurance premiums for Guaranteed Insurability Options, Payor Benefits, Disability Waiver of Premium Benefits and Accidental Death Benefits (ADB, etc., participation limits $250,000) shall be based on 25% of the annual premiums of the CEDING COMPANY in the first policy year and 90% of those premiums in renewal years. Other insured riders will receive the same rates as the base policy.

PRELIMINARY OR SHORT TERM. Preliminary Term or Short Term coverage shall be reinsured on the basis specified on the face page of the applicable rate scale; or, if no basis is specified, at 90% of the premium of the CEDING COMPANY.

RATE GUARANTEE. While Cologne anticipates continuing to accept premiums on the basis of the attached rates, Cologne can only guarantee that the life reinsurance premium rates payable under this Agreement shall not exceed the one-year term net premiums computed on the 1958 CSO Mortality Table using 3% interest and continuous functions.

EXCESSES. Excess amounts over $2,000,000 will be covered by the Facultative YRT reinsurance agreement between the CEDING COMPANY and Cologne dated April 15, 1983.

EXCHANGES. Exchanges from policies reinsured by Cologne to Exceptional Life will be reinsured under this reinsurance agreement using point-in-scale mortality rates. When more than one such policies are being exchanged for a single Exceptional Life policy, the point-in-scale rates will be based on the most recent policy under which the CEDING COMPANY underwrote the insured.

INCREASE IN AMOUNTS. For any increase in benefit amounts for which the Ceding Company has obtained full evidence on insurability, the premiums mentioned above will apply at the attained age of the increase.

                                 Omitted 3 Pages

          ADDENDUM TO TREATY DATED August 1, 1983 WITH COLOGNE LIFE RE


Cologne Life Reinsurance Company (Cologne) hereby agrees to allow State Mutual Life Assurance Company of America and its subsidiary SMA Life Assurance Company, to recapture all waiver of premium and accidental death benefit reinsurance reinsured with Cologne.

     The recaptures shall commence with policy anniversary dates of January 1, 1987 and later.


                                      STATE MUTUAL LIFE ASSURANCE CO. OF AMERICA
Attested By:

       /s/ Robert P. Mills, Jr.            By:     /s/ Christopher G. Smith
-------------------------------------          ---------------------------------

Title: Assistant Vice President &          Title:  Vice President and Actuary
       Associate Actuary                          ------------------------------
       ------------------------------

Date:  August 28, 1987                     Date:  August 28, 1987
      -------------------------------            -------------------------------


                                      COLOGNE LIFE REINSURANCE COMPANY
Attested By:

/s/                                        By:     /s/
-------------------------------------          ---------------------------------


Title: (illegible)                         Title:   Sr. V. P. - Individual Life
       ------------------------------              -----------------------------

Date:  (illegible)                           Date:  8/6/87
       ------------------------------              -----------------------------

          ADDENDUM TO TREATY DATED August 1, 1983 WITH COLOGNE LIFE RE


CEDING COMPANY:   State Mutual Life Assurance Company of America

ACCOUNT NUMBER(S):   2012.

TREATY NUMBER:    S145-100-100.

EFFECTIVE DATE:   Exceptional Life II and Exceptional Retirement Life II
                  (Universal Life) Issues Dated July 1, 1986 and later.

TYPE OF BUSINESS: Facultative.

PERCENTAGE OF PREMIUMS TO COLOGNE:

                         POLICY YEAR      NON SMOKER        SMOKER
                         -----------      ----------        ------
                            1                 45%             90%
                            2+                95%             90%

STANDARD PREMIUMS:            Based on current mortality costs attached.
                              Please see attached Exhibit C.

SUBSTANDARD RATINGS:          Premium appropriately increased.

PLAN OF REINSURANCE:          Yearly Renewal Term.

REINSURANCE BENEFITS AMOUNTS:  As in basic treaty and other applicable addenda.

PREMIUM TAXES:    Reimbursed to extent COLOGNE not required to pay directly.

COINSURANCE LIMIT PER LIFE:   $2,000,000.

JUMBO LIMIT:   No limit.

EXCESSES:      May need ceded at current YRT rates.

RECAPTURE:     After 10 policy years.

REPORTING:     Monthly bulk listings in advance.

MINIMUM SUBMISSION:  $25,000.

REPLACEMENTS AND CONVERSIONS: Please see attached Exhibit E.

OTHER CONDITIONS:  As in basic treaty and other applicable addenda.

                                           Acceptable and Agreed:
COLOGNE LIFE REINSURANCE COMPANY           STATE MUTUAL LIFE ASSURANCE COMPANY
                                           OF AMERICA

W. Dennis Pepe, FSA                                 /s/ Robert P. Mills, Jr.
Senior Vice President,                              -----------------------------------------
Individual Life Reinsurance                Title:   Assistant Vice President & Associate Actuary
                                                  ---------------------------------------------

Date:  November 16, 1987                   Date:    November 18, 1987
      ------------------------------             ----------------------------

                                    EXHIBIT C

                              REINSURANCE PREMIUMS


LIFE. For amounts up to and including $2,000,000 the annual reinsurance premium for the life risk including riders shall be the appropriate percentages of the cost of the mortality rates attached in all years for the insured's attained age and table rating, if any. In the event that a risk is accepted and ceded with a flat extra premium, such premiums shall be at the percentages specified below, multiplied by the face reinsurance:

                  TYPE OF FLAT EXTRA PREMIUM                   FIRST YEAR          RENEWAL
                  --------------------------                   ----------          -------
             Temporary flat extra payable 1 - 5 years             90%                90%
           Permanent flat extra payable 6 or more years           25%                90%

SUPPLEMENTAL COVERAGES. Annual reinsurance premiums for Guaranteed Insurability Options, Payor Benefits, Disability Waiver of Premium Benefits and Accidental Death Benefits (ADB, etc., participation limits $250,000) shall be based on 25% of the annual premiums of the CEDING COMPANY in the first policy year and 90% of those premiums in renewal years. Other insured riders will receive the same rates as the base policy.

PRELIMINARY OR SHORT TERM. Preliminary Term or Short Term coverage shall be reinsured on the basis specified on the face page of the applicable rate scale; or, if no basis is specified, at 90% of the premium of the CEDING COMPANY.

RATE GUARANTEE. While Cologne anticipates continuing to accept premiums on the basis of the attached rates, Cologne can only guarantee that the life reinsurance premium rates payable under this Agreement shall not exceed the one-year term net premiums computed on the 1958 CSO Mortality Table using 3% interest and continuous functions.

EXCESSES. Excess amounts over $2,000,000 will be covered by the Facultative YRT reinsurance agreement between the CEDING COMPANY and Cologne dated May 1, 1983.

EXCHANGES. Exchanges from policies reinsured by Cologne to Exceptional Life will be reinsured under this reinsurance agreement using point-in-scale mortality rates. When more than one such policies are being exchanged for a single Exceptional Life policy, the point-in-scale rates will be based on the most recent policy under which the CEDING COMPANY underwrote the insured.

                                     Tables


                                 Omitted 6 Pages

                                    EXHIBIT E


                           REPLACEMENT AND CONVERSIONS


CONDITIONS OF ACCEPTANCE:

CLR will consider replacements or conversions to the plans listed on the addendum, provided the following conditions are met:

1.   The original policy was issued by the Ceding Company.
2. Cologne was the reinsurer on the original policy or the Ceding Company has received a release from the original reinsurer.

ALLOWANCE UPON ACCEPTANCE:

First year allowance will apply to any policy on which the Ceding Company has obtained satisfactory (to Cologne) evidence of insurability on the full face amount.

Point-in-scale mortality rates will apply in all other cases, for amounts up to the reinsured portion of the original policy.

Any increase in a policy for which the CEDING COMPANY obtained satisfactory (to COLOGNE) evidence of insurability on the increased face amount would be paid for using first year allowances on the increase only. The suicide and contestability clauses would apply from the date of the increase for the increase only.

                                    ADDENDUM
            TO BASIC TREATY DATED August 1, 1983 WITH COLOGNE LIFE RE


CEDING COMPANY: STATE MUTUAL LIFE ASSURANCE COMPANY; Worcester, Massachusetts

ACCOUNT NUMBER(S):  855.

TREATY NUMBER:    S145-100-101.

EFFECTIVE DATE:   Vari-Exceptional Life issues of August 1, 1987 and later.

TYPE OF BUSINESS: Facultative Only.

PERCENTAGE OF PREMIUMS TO COLOGNE:  As in basic treaty and other applicable addenda.

PLAN OF REINSURANCE:  Yearly Renewal Term.

OTHER CONDITIONS:     As in basic treaty and other applicable addenda.

This addendum hereby adds the above plan (Vari-Exceptional Life) to the existing treaty providing reinsurance coverage between State Mutual Life Assurance Company and Cologne Life Re under the terms and conditions as specified above and as in the basic treaty and other applicable addenda.

                                                 Acceptable and Agreed:
COLOGNE LIFE REINSURANCE COMPANY                 STATE MUTUAL LIFE ASSURANCE COMPANY


/s/ William J. Lyons                                    /s/ Robert P. Mills, Jr.
--------------------                                    ---------------------------
Senior Vice President, Director of Marketing     Title:  Assistant Vice President
                                                        ----------------------------
                                                         & Associate Actuary
                                                        ----------------------------

Date:  September 10 , 1987                       Date:  December 18, 1987
      -----------------------------------              -----------------------------

                                 Correspondence


                                Omitted 13 Pages

              ADDENDUM TO TREATY #S145-100-000 DATED August 1, 1983


CEDING COMPANY:                 STATE MUTUAL COMPANIES
                                Worcester, MA

REINSURANCE COMPANY:            COLOGNE LIFE REINSURANCE COMPANY
                                30 Oak Street
                                Stamford, CT 06905

ACCOUNT NUMBER(S):              2012

AMENDMENT NUMBER:               S145-100-002

TYPE OF BUSINESS:               Facultative.

EFFECTIVE DATE:                 October 1, 1990.

PRODUCTS COVERED:                  Treaty # S145-100-000 is hereby amended to
                                include VEL 91 Variable Universal Life.

PLAN OF REINSURANCE:            Yearly Renewal Term.

OTHER CONDITIONS:               As in basic treaty and other applicable addenda.


IN WITNESS WHEREOF, the Parties have had their respective officers execute it below.


COLOGNE LIFE REINSURANCE COMPANY          STATE MUTUAL COMPANIES


By:     /s/                               By:     /s/ Robert P. Mills, Jr.
    ---------------------------------         ----------------------------------

Title:  Vice President                    Title:  A.V.P. & Actuary
       ------------------------------            -------------------------------

Date:   January 17, 1992                  Date:   1/22/92
      -------------------------------           --------------------------------

Attest:  /s/                              Attest:       /s/
        -----------------------------             ------------------------------

                     ADDENDUM TO TREATY DATED August 1, 1983


CEDING COMPANY:       STATE MUTUAL LIFE ASSURANCE CO.
                      Worcester, MA

REINSURANCE COMPANY:  COLOGNE LIFE REINSURANCE COMPANY
                      30 Oak Street
                      Stamford, CT 06905

ADDENDUM NUMBER:      S145-100-003

ACCOUNT NUMBER(S):    2012

EFFECTIVE DATE:       January 1, 1993

TYPE OF TREATY:       Facultative.

SPECIAL PROVISION:    Effective January 1, 1993 the following revisions apply:

                      -  Minimum new business cession to 50,001.
                         (as shown in the attached Exhibit A.)

                      -  Minimum inforce cession change to 25,001.

CONDITIONS:           As in basic treaty and other applicable addenda.


IN WITNESS WHEREOF, the Parties have had their respective officers execute this amendment below:


COLOGNE LIFE REINSURANCE COMPANY          STATE MUTUAL LIFE ASSURANCE COMPANY


By:     /s/                               By:      /s/ Robert P. Mills, Jr.
    ---------------------------------         ----------------------------------

Title:  Senior Vice President             Title:   A.V.P. & Actuary
       ------------------------------            -------------------------------

Date:   1/26/93                           Date:    January 28, 1993
      -------------------------------           --------------------------------

Attest:  /s/                              Attest:  /s/
        -----------------------------             ------------------------------

                                    EXHIBIT A

                   STATE MUTUAL OF AMERICA RETENTION SCHEDULE

                                      LIFE

                                           STANDARD RISKS
                                          SPECIAL CLASSES              SPECIAL CLASSES
                                          A THROUGH H AND               J, L, & P and
                                           FLAT EXTRAS OF              FLAT EXTRAS OF
                  AGES                     $20.00 OR LESS              $20.01 AND OVER
                  ----                    ---------------              ---------------
                   0                        $   500,000                  $   250,000
                 1 - 60                       2,000,000                    1,000,000
                61 - 70                       1,000,000                      500,000
                71 - 80                         500,000                      250,000

Notes:  (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

        (2)  The minimum size reinsurance case will be $50,001.

AVIATION

        Any situation involving aviation will use a $500,000 retention.

WAIVER OF PREMIUM DISABILITY & ACCIDENTAL DEATH BENEFITS

        Fully retained

Effective date January 1, 1993

                                DAC TAX AMENDMENT


This Amendment effective April 30, 1993, between STATE MUTUAL LIFE ASSURANCE CO. (referred to as Ceding Company, Reinsured; you, your), and COLOGNE LIFE REINSURANCE COMPANY (referred to as The Cologne, Reinsurer; we, us, our) hereby amends and becomes a part of the following Reinsurance Agreement.

            DOCUMENT NUMBER           EFFECTIVE DATE          SCHEDULE "S" TYPE
            ---------------           --------------          -----------------
                 1021                   05/01/1983                   YRT

1. The attached DAC Tax Article, entitled Section 1.848-2(g)(8) Election, is hereby added to the Agreement.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement together with all Amendments and Addendum's.


Executed in duplicate by COLOGNE LIFE REINSURANCE COMPANY at Stamford, Connecticut.


By:       /s/                                    Attest:   /s/
    -------------------------------------                -----------------------

Title:   Vice President
       ---------------------------------

Date:     June 1, 1993
      ----------------------------------

Executed in duplicate by STATE MUTUAL LIFE ASSURANCE CO at Worcester, MA


By:      /s/ Robert P. Mills, Jr.                Attest:   /s/
    ------------------------------------                 -----------------------

Title:   AVP & Actuary
       ---------------------------------

Date:    July 20, 1993
      ----------------------------------

                                 DAC TAC ARTICLE
                       TREASURY REG. SECTION 1.848-2(g)(8)


The Ceding Company and the Reinsurer hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1992 and for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the Reinsured or the Reinsurer as appropriate.

2.   The terms used in this Article are defined by reference to Regulation
     Section 1.848-2 in effect as of December 29, 1992

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4. The Ceding Company and Reinsurer agree to exchange information pertaining to the amount of the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. The Ceding Company will submit a schedule to the Reinsurer by June 1 (by July 1 for tax year 1992) of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

                               The Cologne Life Re
              ADDENDUM TO TREATY #S145-100-000 DATED August 1, 1983


CEDING COMPANY:         STATE MUTUAL LIFE ASSURANCE CO,
                        WORCESTER, MA

REINSURANCE COMPANY:    THE COLOGNE LIFE REINSURANCE COMPANY
                        30 OAK STREET
                        STAMFORD, CT 06905

ACCOUNT NUMBER(S):      2012

EFFECTIVE DATE:         October 11, 1995

AMENDMENT NUMBER:       S145-100-004

TYPE OF BUSINESS:       Facultative

SPECIAL PROVISIONS:     Effective October 11, 1995 the name of State Mutual Life
                        Insurance Company is changed to:

                        FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

OTHER CONDITIONS:       As in basic treaty and other applicable addenda.

IN WITNESS WHEREOF, the Parties have had their respective officers execute it below.


THE COLOGNE LIFE REINSURANCE                   FIRST ALLMERICA FINANCIAL LIFE
COMPANY                                        INSURANCE COMPANY

By:       /s/                                  By:  /s/ Robert P. Mills, Jr.
    ------------------------------------           -----------------------------

Title:    2nd Vice President                   Title: AVP & Actuary
       ---------------------------------              --------------------------

Date:     9 Oct 96                             Date:   October 15, 1996
      ----------------------------------             ---------------------------

Attest:   /s/                                  Attest:        /s/
        --------------------------------               -------------------------